UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 20, 2026

Sculptor Diversified Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-56566	88-0870670
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

9 West 57th Street, 40th Floor New York, NY 10019
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (212) 790-0000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 8.01. Other Events.

December 31, 2025 Net Asset Value (“NAV”) per Share

On January 20, 2026, Sculptor Diversified Real Estate Income Trust, Inc. (referred to herein as “we,” “us” or “our”) released the NAV per share for each share class of our common stock as of December 31, 2025, which amounts are as follows:

NAV per Share
Class E	$11.7312
Class F	$11.4822
Class FF	$11.3025
Class AA	$11.2290
Class A	$11.1167
Class I-S	$11.0725
NAV Calculation

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our total NAV presented in the following tables includes the NAV of our Class E, Class F, Class FF, Class AA, Class A and Class I-S common shares, which were reduced by the noncontrolling interests in our consolidated subsidiaries.

The following table provides a breakdown of the major components of our NAV as of December 31, 2025 (amounts in thousands, except share/unit data):

Components of NAV
Investments in real estate, net (including goodwill)	$776,900
Investment in an unconsolidated joint venture	2,604
Investment in real estate debt	102,058
Cash and cash equivalents	37,591
Restricted cash	40,759
Receivables	1,561
Other assets	3,627
Mortgages, credit facility and financing obligations, net	(358,334)
Accounts payable and other liabilities	(50,107)
Management fee payable	(380)
Accrued performance participation allocation	(3,939)
Due to related parties, net	(15)
Noncontrolling interest in the consolidated subsidiaries	(32,958)
Net Asset Value	$519,367
Number of outstanding shares/units	45,333,877

The following table provides a breakdown of our total NAV and NAV per share/unit by class as of December 31, 2025 (amounts in thousands, except share/unit and per share/unit data):

NAV per share	Class E Shares	Class F Shares	Class FF Shares	Class AA Shares	Class A Shares	Class I-S Shares	Operating Partnership Units(1)	Total
NAV	$111,251	$235,507	$71,722	$78,730	$19,401	$565	$2,191	$519,367
Number of outstanding shares/units	9,483,386	20,510,611	6,345,659	7,011,253	1,745,168	51,051	186,749	45,333,877
NAV Per Share/Unit	$11.7312	$11.4822	$11.3025	$11.2290	$11.1167	$11.0725	$11.7312	$11.4565
_____________________________________
(1) Includes the partnership interests of Sculptor Diversified REIT Operating Partnership LP held by Sculptor Diversified REIT Special Limited Partner LP.

Risk Factor Update

The following risk factor is provided to update and replace the risk factor entitled “We may incur ‘dead deal costs’ in connection with potential acquisitions” disclosed under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024.

We may incur “dead deal costs” in connection with potential acquisitions.

We may incur costs in connection with potential acquisitions that ultimately are not acquired. These “dead deal costs” and expenses may include those expenses that may be attributable to prospective co-investors (including the organizational costs of any co-investment vehicle) when such expenses are not reimbursed by such co-investors. For example, we may enter into contracts with non-refundable deposits to acquire certain properties. The amount deposited, if any, may be surrendered if the property is not purchased and may or may not be credited against the purchase price if the property is purchased. Additionally, we may incur due diligence and other costs when considering whether to acquire an asset, and such costs will not be reduced if the transaction fails to close. Any unreturned deposits, due diligence costs and other “dead deal costs” will reduce the amount of cash available for further investments or distributions to our stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sculptor Diversified Real Estate Income Trust, Inc.

By:	/s/ Ellen Conti
Name:	Ellen Conti
Title:	Chief Financial Officer

Date:	January 20, 2026